QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.5

        Passport, A Taste of Europe Lease
Pending review/Approval of Patricia

Simboli

09/18/02

LEASE

70 EVERETT AVENUE
HARBOUR POINTE PARK
CHELSEA, MASSACHUSETTS

- By and Between -

70 HARBOUR POINTE PARK, LLC, LANDLORD

- and -

              ,
D/B/A PASSPORT, A TASTE OF EUROPE, TENANT

        AGREEMENT OF LEASE, made as of this            day of                        2002 ("this Lease"), by and between 70 Harbour Pointe Park, LLC ("Landlord"), and                        d/b/a Passport, A Taste of Europe ("Tenant"), relating to space in the building known as Harbour Pointe Park (the "Building") located at 70 Everett Avenue, Chelsea, Massachusetts.

        Landlord and Tenant hereby agree as follows:

ARTICLE I

BASIC LEASE PROVISIONS

        1.1    BASIC DATA; DEFINITIONS

        As used herein, the following capitalized terms shall have the following meanings:

Basic Rent:	LEASE YEAR	RENT P.S.F	BASIC RENT (per annum)
	*1	$18.00	$10,800.00
	2	$20.00	$12,000.00
	3	$21.00	$12,600.00
	4	$22.00	$13,200.00
	5	$24.00	$14,400.00
	**6-10	C.P.I	Annual Increases

*
Should the building be fifty percent (50%) or more occupied before the beginning of the second (2nd) Lease Year, than Tenant's Basic Rent shall be adjusted to a rate per square foot of twenty dollars ($20.00). Landlord will notify Tenant via written instrument confirming the exact date should this provision be in full force and effect.

**
Option Years six (6) through ten (10) shall be adjusted by CPI annually in accordance with the provisions of Section 3.2.

Building:	The building and other improvements known as Harbour Pointe Park and located at 70 Everett Avenue, Chelsea, Massachusetts.
Premises Rentable Area:	600 rentable square feet.
Business Days:	All days except Sundays and days which are recognized as legal holidays in the Commonwealth of Massachusetts.
Commencement Date:	As specified in Section 4.1.
Default of Tenant:	As specified in Section 13.1.
Initial Term:	Five (5) years.
Landlord's Address:	c/o ACS Development Corporation 80 Everett Avenue Suite 319 Chelsea, MA 02150
Lease Year:
The consecutive twelve (12) month period beginning (after the first Lease Year) on each anniversary of the Commencement Date. The First Lease Year shall be the consecutive twelve (12) month period beginning on the Commencement Date.
Option:	Tenant shall have one five (5) year option in accordance with the provisions of Section 4.2.

Permitted Uses:	Tenant shall continuously and uninterruptedly use the Premises only for the purpose of a cafe and sandwich shop, serving breakfast and lunch and not for any other purpose.
Premises:	The portion of the Building identified as the Premises on Exhibit "FP" annexed hereto.
Premises Proportionate Share:	1.7%.
Property:	The Building and the land on which it is located.
Rent:	Basic Rent, additional rent, real estate taxes, operating expenses and all other amounts required by this Lease to be paid by Tenant.
Rent Commencement Date:	December 1, 2002
Security Deposit:	$7,500.00, as specified in Section 14.14
State:	Commonwealth of Massachusetts.
Tenant's Address:	36 Cordage Park Circle, Suite 301 Plymonth, MA 02360
Tenant's Removable Property:	As specified in Section 5.2.
Tenant's Representatives:	Tenant's servants, employees, agents, licensees, invitees and contractors and any person or entity acting on behalf of any of the foregoing.
Term:	The Initial Term.

ARTICLE II

PREMISES AND APPURTENANT RIGHTS

        2.1    LEASE OF PREMISES

        Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term and upon the terms and conditions herein set forth.

        2.2    APPURTENANT RIGHTS AND RESERVATIONS

        (a)   Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, the public lobbies, hallways, stairways and common walkways necessary for access to the Premises, but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.4 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

        (b)   Excepted and excluded from the Premises are the structural portions of the ceiling, floor and all perimeter walls of the Premises. Included as part of the Premises are any portions of the mechanical systems (i.e., heating, air conditioning, plumbing, sprinkler or electrical systems) of the Building exclusively serving the Premises. Tenant agrees that Landlord shall have the right to place and relocate from time to time utility lines, pipes, conduits and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

ARTICLE III

BASIC RENT

        3.1    BASIC RENT

        (a)   Tenant agrees to pay the Basic Rent, commencing on the Rent Commencement Date, without notice, offset, abatement (except as provided in Article 12.1), deduction or demand. The Basic Rent shall be payable in monthly installments equal to 1/12th of the annual amount thereof, in advance, on the first day of each and every calendar month during the Term, to Landlord at Landlord's Address, or to such other person and at such other place as Landlord shall from time to time designate in writing to Tenant.

        (b)   Basic Rent for any partial month shall be prorated on a daily basis, and if the Commencement Date is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the Commencement Date and shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the Commencement Date to the last day of the month in which such Date occurs. If the Commencement Date occurs after the fifteenth day of a month the first payment of Basic Rent shall also include the Basic Rent due for the calendar month following the month in which the Commencement Date occurs.

        3.2    CONSUMER PRICE INDEX ADJUSTMENTS

        The initial amount of Basic Rent (i.e., the Basic Rent specified in Section 1.1 prior to any adjustment pursuant to this Section 3.2) shall be adjusted every year during the Option Period on the anniversary of the Rent Commencement Date (each such anniversary herein called a "Rent Adjustment Date"), commencing on the first such anniversary as follows:

        (a)   The Consumers' Price Index compiled by the United States Bureau of Labor Statistics and entitled "Consumer Price Index for Urban Wage Earners and Clerical Workers: Boston, Mass., 1982-84=100" is hereafter called the "Index".

        (b)   With respect to each Rent Adjustment Date, the level of the Index for the month immediately preceding the current Rent Adjustment Date shall be ascertained and is hereinafter called the "Index Level".

        (c)   If on a Rent Adjustment Date the Index Level as ascertained in (b) above shall exceed the level of the Index as of the month immediately preceding the beginning of the prior Lease Year (the "Base Level"), the difference between such Index Level and the Base Level shall be divided by the Base Level, and the resulting quotient shall be multiplied by the amount of the Basic Rent for the preceding Lease Year. Such product shall be added to the amount of Basic Rent for the Lease Year immediately preceding the Rent Adjustment Date to produce the Basic Rent for the Lease Year following the Rent Adjustment Date.

        If the Bureau of Labor Statistics should cease to publish such Index in its present form and calculated on the present basis, a comparable Index or an Index reflecting changes in the cost of living determined in a similar manner shall be chosen by agreement of the parties; but if they cannot agree, the matter shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The level of the Index, as of any day relevant to the application of any part of this Section shall be that published by the Bureau of Labor Statistics as of such date, if computed for such date, or otherwise for the most recent date immediately preceding the date as of which the application is to be made.

ARTICLE IV

COMMENCEMENT DATE, OPTION TO EXTEND
TERM AND & CONDITION OF PREMISES

        4.1    COMMENCEMENT DATE

        The Commencement Date shall be September 23, 2002.

        Promptly upon the establishing of the Commencement Date, Landlord and Tenant shall enter into a written instrument, in recordable form, confirming the exact date of the Commencement Date.

        4.2    OPTION TO EXTEND THE TERM

        So long as Tenant shall have never been in default hereunder, Tenant shall have the right, at its election, to extend the term of this lease for one (1) additional five (5) year period (the "Option Period") commencing upon the expiration of the Initial Term. Such election shall be exercised by Tenant giving Landlord notice that it desires to exercise its election at least twelve (12) months prior to the expiration of the Initial Term. If Tenant fails to so notify Landlord on or before twelve (12) months prior to expiration of the Initial Term, then Tenant shall be deemed to elected not to have exercised its option to extend the Term. Prior to the exercise by Tenant of any election to extend the Initial Term, the word "Term" or any equivalent expression shall mean the Initial Term as set forth in Section 1.1; after the exercise by Tenant of any such election, the word "Term" or any equivalent expression shall mean the Initial Term plus the Option Period. Except as expressly otherwise provided in this Lease, all agreements and conditions in this Lease contained shall apply to the additional period or periods to which the Initial Term shall be extended as aforesaid. If Tenant shall exercise its election to extend this Lease in the manner provided as aforesaid, the Term shall be extended without the requirement of any action on the part of Landlord.

        4.3    CONDITION OF PREMISES

        The premises are being leased on an absolutely "AS IS" basis. No representations, except such as are contained herein or endorsed hereon, have been made to Tenant respecting the condition of the Premises and Landlord shall have no obligation to make any repairs or improvements to the Premises.

ARTICLE V

USES OF PREMISES

        5.1    PERMITTED USE

        (a)   Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Uses and for no other purpose.

        (b)   Tenant agrees to conform to the following provisions during the Term:

            (i)  Tenant shall conform to all rules and regulations established by the Landlord for the safe and proper operation of the Building and the Property.

           (ii)  Tenant shall cause all freight to be delivered to or removed from the Building and the Premises, in accordance with reasonable rules and regulations established by Landlord therefor;

         (iii)  Except as expressly otherwise herein provided, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any signs, symbols, advertisements or the like visible to public view outside of the Premises; Landlord, at Tenant's expense, shall install standard identification on the Property's exterior, signs on Spruce Street and Everett Avenue;

          (iv)  Tenant shall not perform any act or carry on any practice which may damage the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other owners or other persons in the Building. Tenant shall ensure that the kitchen equipment installed is properly vented and/or ducted. Tenant shall also be required to make all commercial efforts to prevent grease and other items used in connection with a restaurant/cafe from being discharged into the sanitary system, including, the placement of grease traps as Tenant determines necessary, which grease traps shall be cleaned on a regular basis in accordance with all local and governmental standards and procedures; and

          (iv)  Tenant shall keep all trash, refuse and the like suitably covered and deodorized in an area within the Premises (or the Building designated for such purpose by the Landlord) and shall cause the same to be removed from such area, minimally daily or more frequently as necessary to maintain such area in a clean and sanitary condition. Tenant agrees to use Landlord's trash removal contractor and Landlord's common trash removal facilities provided for such purpose.

          (vi)  Tenant shall maintain the lobby area adjacent to the cafe and the outdoor patio area in a clean and neat condition, at all times. Tenant is responsible for the maintenance and cleanliness of all tables and chairs in the lobby and the outdoor patio.

        5.2    INSTALLATIONS AND ALTERATIONS BY TENANT

        (a)   Tenant shall make no alterations, additions, substitutions or improvements in or to the Premises without Landlord's prior written consent. Any such alterations, additions, substitutions or improvements shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, codes, ordinances, orders, rules, regulations and requirements applicable thereto, (ii) be made only by contractors, architects, or mechanics approved by Landlord, (iii) at Landlord's election, become part of the Premises and the property of Landlord, and (iv) performed and completed at Tenant's sole expense, including the cost of all design work, materials, labor, and state and local permits and shall not result in any liens or encumbrances on the Premises or the building.

        (b)   Unless Landlord otherwise elects, all alterations, additions or improvements made by Tenant to the Premises shall be removed by Tenant at the expiration of the lease term; or if Landlord shall so elect, all fixtures, equipment, improvements and appurtenances attached shall be and remain part of the Premises and the property of Landlord and shall not be removed by Tenant at the expiration of the Term. Where not built into the Premises, and if furnished and installed by and at the sole expense of Tenant, all removable electric fixtures, furniture, trade fixtures or business equipment ("Tenant's Removable Property") shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant. Any damage to the Premises arising from such removal of any alterations, additions, other improvements or Tenants' Removable Property shall be promptly repaired by Tenant at its expense. Any items with respect to which Landlord shall have granted any allowance or credit to Tenant shall be deemed not to have been furnished and installed in the Premises by or at the sole expense of Tenant. If this Lease shall be terminated by reason of a Default of Tenant, then any provision hereof to the contrary notwithstanding, Landlord shall have a lien against all Tenant's property in the Premises at the time of such termination to secure Landlord's rights under Article XIII hereof.

        (c)   Notice is hereby given that, Landlord shall not be liable to any third party for any labor or materials furnished or to be furnished to Tenant, and that no mechanic's, materialman's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's, materialman's or other lien shall have been filed against the Property or any portion thereof based upon any act or interest of Tenant, or by anyone claiming by, through or under Tenant, Tenant shall forthwith take such action as will remove, discharge and satisfy such lien.

        (d)   Tenant acknowledges that Landlord is keenly interested in the quality of the design and construction of Tenant's Work in the Premises, and that Landlord may condition any approval of Tenant's Work based upon certain design and construction criteria that Landlord deems advisable in order to maintain the image of the Premises and the Building.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

        6.1    PROHIBITION

        (a)   Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, or any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (including without limitation transfers by operation of law) and that neither the Premises nor the Building nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or be sublet (which term, without limitation, shall include granting of concessions, licenses, and the like) in whole or in part, without, in each instance, having first received the express written consent of Landlord, which consent may not be withheld in Landlord's sole discretion. It shall be a condition of the validity of any assignment that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

        (b)   If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting.

        (c)   In connection with any proposed assignment or subletting, Tenant shall provide Landlord with such information as to the proposed assignee or sublessee and as to the proposed business arrangement between the proposed assignee or sublessee and Tenant as Landlord may reasonably request. Furthermore, Tenant agrees to promptly reimburse Landlord for any reasonable attorney's fees incurred in connection with any proposed assignment or subletting.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITION
OF PREMISES, TENANT'S AGREEMENT
& UTILITIES AND UTILITY COSTS

        7.1    LANDLORD REPAIRS

        Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls, and structure of the Premises, all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for any condition in the Premises or the Building caused by any act or neglect of Tenant or Tenant's Representatives.

        7.2    TENANT'S AGREEMENT

        (a)   Tenant, at its sole cost and expense, will maintain the cleaning of the Premises and any and all areas used by Tenant (except as provided in Section 7.4, below) and maintain in good order and condition the Premises and will, with reasonable promptness, make all changes and repairs of any kind and nature which may be required to be made upon or in connection with the Premises or any part thereof in order to keep and maintain the Premises in such good order and condition, excepting only those repairs for which Landlord is expressly responsible under the terms of this Lease. Tenant hereby expressly waives any right to make repairs at the expense of Landlord which right may be provided for in any statute or law in effect at the time of the execution and delivery of the Lease or any other statute or law which may thereafter be enacted.

        (b)   Tenant at its sole expense shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall be applicable to Tenant with respect to its use and occupancy of the Premises or any activities conducted therein. Tenant will comply with the requirements of all policies of insurance which at any time may be in force with respect to the Premises and with the provisions of all contracts, agreements, and restrictions affecting the Premises or any part thereof.

        Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

        (c)   Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building by Tenant or Tenant's Representatives.

        (d)   If repairs are required to be made by Tenant pursuant to the terms of this Section 7.2 or otherwise in this Lease, or if any other action is required to be taken under this Lease by Tenant, Landlord may demand that Tenant make or take the same forthwith, and if Tenant refuses or neglects to commence and complete such repairs or take such action within ten (10) days after such demand, Landlord may (but shall not be required to) make or cause such repairs to be made or action to be taken and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made or action to be taken, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof as additional rent. Notwithstanding the 10-day period specified above, if, in Landlord's sole discretion, Tenant's failure to make repairs or take any action results in immediate risk to persons or property or to Landlord's interest in the Building, Landlord may proceed immediately to commence and complete such repairs or take such action, without notice to Tenant.

        (e)   Tenant acknowledges that the amounts of the Premises Rentable Area and the Building Rentable Area are conclusive for the purposes of this Lease and that no representation or warranty is made by Landlord with respect to the accuracy of the measurements of the Premises or the Building.

        7.3    FLOOR LOAD—HEAVY MACHINERY

        Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable.

        7.4    UTILITIES AND SERVICES PROVIDED BY LANDLORD

        (a)   Landlord agrees to furnish water and electricity to appropriate portions of the common areas and facilities of the Building. Utility costs will be payable as provided in Section 7.5.

        (b)   Landlord agrees to furnish heat and air conditioning to the Premises and common areas of the Building during the usual heating season or the usual air conditioning season as the case may be. Any supplemental heating or air conditioning required for Tenant's use will be furnished at Tenant's expense.

        (c)   No interruption or failure of such utilities or services incidental to the making of repairs, alterations or improvements, or due to shortage of fuel or power, accidents, strikes or any other conditions or events not under Landlord's reasonable control (including, without limitation, conditions or events caused by Tenant or Tenant's Representatives) shall be deemed to be an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder.

        (d)   If Tenant's usage of the foregoing utilities and/or services should be substantially and disproportionately greater than that of other Tenants of Landlord in the Building on a proportional share basis (whether because of special equipment, or otherwise) then, at the Landlord's option, such substantially and disproportionately excess usage shall be reasonably calculated, and an appropriate payment shall be made by Tenant to Landlord, on demand, as additional rent, so as to fairly reflect the additional cost thereof. In the event Tenant introduces to the Premises personnel or equipment which overloads the capacity of the Building's water or electrical system or in any other way interferes with the ability of either system to perform adequately its proper function, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord at Tenant's expense.

        (e)   For the purpose of this Section 7.4, normal business hours shall be deemed to mean the period of time between 6:00 a.m. and 4:00 p.m. Monday through Friday, specifically excluding Saturdays, Sundays and holidays.

        7.5    UTILITY COSTS

        (a)   The cost to Landlord for supplying utilities and other services (as hereinabove specified) to the Building and the Property shall constitute a portion of Landlord's Operating Expenses, and Tenant shall pay its allocable share of such expenses, as hereinafter provided.

        (b)   The cost of electricity charges for lights and plugs provided to the Premises shall to the maximum extent possible be separately metered and, if and to the extent such utilities are separately metered, Tenant shall pay all bills for such charges directly to the third party utility companies or vendors providing such utility services. In the event the cost of electricity charges for lights and plugs provided to the Premises shall not be separately metered, then Tenant shall pay the cost of same as reasonably estimated by Landlord as additional rent hereunder. As of the Commencement Date, Tenant shall be responsible, at Tenant's expense, for making all necessary arrangements to have an account set up in Tenant's name for all utilities that are separately metered.

ARTICLE VIII

OPERATING EXPENSES

        8.1    PAYMENTS ON ACCOUNT OF OPERATING EXPENSES

        (a)   Tenant shall pay to Landlord, as additional rent during the Term, Tenant's proportionate share of Landlord's Operating Expenses, being the sum of: (i) Landlord's Building Operating Expenses for the applicable fiscal year, multiplied by the Premises Proportionate Share; (ii) Landlord's Operating Expenses for the applicable fiscal year, multiplied by the Premises proportionate Share or Tenant's allocable share as reasonably determined by Landlord (due regard being given to the level of occupancy in the Space and the usage by Tenant of utilities and services provided by Landlord to the Premises); (iii) Landlord's Real Estate Tax Expense; and (iv) any charges associated with trash disposal and/or removal shall also be the responsibility of the Tenant in accordance with their monitored usage.

        (b)   Payment on account of Operating Expenses shall be made monthly, and at the times and in the fashion herein provided for the payment of Basic Rent, each such payment to be in such amount as may be reasonably estimated by Landlord to fully reimburse Landlord for Operating Expenses for the applicable fiscal year. Promptly after the end of each fiscal year, Landlord shall make a determination of Landlord's Operating Expenses. If payments theretofore made for such period by Tenant exceed Tenant's allocable share of the Operating Expenses, Landlord shall notify Tenant and credit the amount of overpayment against any obligations of Tenant then due, or next becoming due; and if Tenant's share of the Operating Expenses is greater than payments theretofore made on account of such operating expenses, then Landlord shall notify Tenant of the amount due and Tenant pay such amount to Landlord within fifteen (15) days after the date of such notice.

        (c)   As used in this Article, the following terms shall have the following meanings:

          1.     "fiscal year" shall mean any twelve month calendar year occurring during the term.

          2.     "Landlord's Building Operating Expenses" shall mean, with respect to the relevant fiscal year, the sum of all costs and expenses incurred by Landlord with respect to the following: the casualty and liability insurance maintained by Landlord concerning the Building or the Property; any real estate taxes and municipal assessments, payable by Landlord with respect to the Building or the Property; any utilities services provided by Landlord to the common areas of the Building or the Property; any snow removal, security service, trash removal, and any other services provided by Landlord as described in Sections 7.1 and 7.4 or other sections of the Lease; and any maintenance, repairs or replacements to the Building or the Property. There shall also be included within Landlord's Building Operating Expenses a sum sufficient to compensate Landlord for a reasonable management fee. Debt service, ground rent, and leasing commissions payable by Landlord shall be expressly excluded from any computation of Landlord's Operating Expenses.

        (d)   If Landlord shall receive any refund or reimbursement of real estate taxes, then out of any balance remaining thereof after deducting Landlord's expenses incurred in obtaining such refund, Landlord shall pay to Tenant (or, at Landlord's option, shall credit against the Basic Rent and other charges next becoming due from Tenant hereunder), provided there does not then exist a Default of Tenant, an amount equal to such balance of real estate taxes, multiplied by the Premises Proportionate Share. However, Landlord shall have no obligation whatsoever to apply for any such tax abatement.

ARTICLE IX

INDEMNITY AND PUBLIC LIABILITY INSURANCE

        9.1    TENANT'S INDEMNITY

        Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature (a) arising from any act, omission or negligence of Tenant or Tenant's Representatives or (b) arising from any accident, injury or damage whatsoever caused to any person or to the property of any person in or about the Premises, occurring after the date of this Lease until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs (including, without limitation, reasonable attorneys fees), expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

        9.2    PUBLIC LIABILITY INSURANCE

        Tenant agrees to maintain in full force throughout the Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance, issued by an insurance company (or companies) acceptable to Landlord and in form acceptable to Landlord, under which Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 9.1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord and Landlord's said designees without twenty (20) days' prior written notice to Landlord and shall be in at least the amounts of $500,000 per occurrence for property damage, $1,000,000 per occurrence for personal injury or death and $1,000,000 for any one accident, and a duplicate original or certificate thereof shall be delivered to Landlord. Landlord may require that the limits specified in this Section be increased from time to time to meet limits customarily carried for similar premises, and Tenant agrees promptly thereupon to insure to such increased limits.

        9.3    TENANT'S RISK

        To the maximum extent not prohibited by law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to any inventory, personal property or fixtures upon the Premises, including without limitation, Tenant's Removable Property. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building. Without limiting the foregoing, Landlord shall not be liable for any damage or injury to personal property of Tenant, or of any other person, done or occasioned by or from the heating, ventilating or air conditioning systems, elevator(s), electric wiring, plumbing, dampness, water, gas, steam, or other pipes, or sewage, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, washstand, water closet, urinal or waste pipe, sprinkler system, radiator, or any other pipe in, above, upon, or about the Building or the Premises, or which may any time hereafter be placed therein; or for any damage to such personal property occasioned by fire, explosion, falling plaster, electricity, smoke or wind or water, snow or ice being upon or coming through or from the street, roof, subsurface, skylight, trapdoor, windows or otherwise.

        9.4    INJURY CAUSED BY THIRD PARTIES

        To the maximum extent not prohibited by law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to anyone claiming by, through, or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of third persons including but not limited to persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

ARTICLE X

QUIET ENJOYMENT

        10.1    COVENANT OF QUIET ENJOYMENT

        Unless a Default of Tenant shall have occurred, Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance by Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

ARTICLE XI

LANDLORD'S ACCESS TO PREMISES

        11.1    LANDLORD'S RIGHTS

        Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, for purposes of installing, repairing or replacing utility lines, pipes, conduits and the like, and for the purpose of showing the Premises to prospective or existing mortgagees, purchasers or tenants. Landlord shall have the right to enter the Premises at any hour for the purpose of making emergency repairs. To effectuate the Landlord's foregoing rights of access, at Landlord's request Tenant shall promptly deliver to the Landlord a duplicate set of keys to the Premises. Landlord will make a reasonable effort to provide Lessee with 24 hours notice.

ARTICLE XII

DAMAGE BY FIRE, CASUALTY OR EMINENT DOMAIN

        12.1    PARTIAL DAMAGE

        If, after the commencement of the term of this Lease, and prior to the expiration or earlier termination hereof, the Premises shall be partially damaged (as distinguished from "substantially damaged", as that term is hereinafter defined) by fire or other casualty insured against, Landlord shall promptly proceed to restore the Premises as provided in Section 12.4.

        12.2    RIGHTS OF TERMINATION FOR DAMAGE BY FIRE OR OTHER CASUALTY

        If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same, in Landlord's judgment, cannot, in ordinary course, reasonably be expected to be repaired within one hundred and twenty (120) days from the time that repair work would commence), or if such damage is the result of a risk not covered by Landlord's insurance, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date of this Lease, and, in any event, Landlord shall retain any rights which Landlord may have had against Tenant for any failure of Tenant to satisfy any obligations hereunder prior to such termination date.

        12.3    RIGHTS OF TERMINATION FOR TAKING

        If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or the exercise of the power of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession of all or any part of the Premises affected by such taking.

        If portions of the Building or the Property shall be taken by condemnation or the exercise of the power of eminent domain which would render the continued operation of the Building impracticable or uneconomic, in Landlord's reasonable judgment, then Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire so to do not later than sixty (60) days after the Landlord is notified of such taking, such termination to take effect as of the date Landlord is deprived of possession of the portion of Building or the Property affected by such taking.

        12.4    RESTORATION

        If this Lease shall not be terminated pursuant to the preceding provisions of this Section 12, or if no grounds for such termination exist, Landlord shall use due diligence to restore the portions of Premises originally constructed by Landlord to as nearly like the condition the same were in prior to the fire or casualty, as shall be practicable, provided that Landlord's obligation to restore the Premises shall be limited to the amount of insurance or condemnation proceeds received by Landlord and available therefor, and shall be subject to then existing laws, rules, regulations and ordinances. If, for any reason, the restoration of the Premises shall not be substantially completed before the expiration of the 120-day period referred to in Section 12.2 (which period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall terminate without further liability or obligation on the part of either party unless, within 30 days after such notice, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

        12.5    AWARD

        Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property, the Premises and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord (by execution of such instruments as Landlord may reasonably require), all rights to such damages or compensation. If necessary, Tenant will join with Landlord in any action for the recovery of such damages and reasonably cooperate with Landlord in prosecution of such action. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of the award made to Landlord by such taking authority.

        12.6    ABATEMENT OF RENT

        If the Premises shall be damaged by fire or casualty, Basic Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage. If all or any portion of the Premises shall be taken by any exercise of the power of eminent domain, Basic Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

ARTICLE XIII

DEFAULT

        13.1    TENANT'S DEFAULT

        (a)   As used herein, the terms "Default of Tenant" shall mean the occurrence of any one or more of the following events:

            (i)  Tenant shall fail to pay the Rent or other charges hereunder when due; or

           (ii)  Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within ten (10) days after notice from Landlord to Tenant specifying such neglect or failure; or

         (iii)  Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

          (iv)  Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

           (v)  A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of thirty (30) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant), trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of thirty (30) days (whether or not consecutive).

        Upon the occurrence of a Default of Tenant Landlord shall, in addition to any other remedies provided by law, have the following rights and remedies:

        (a)   Landlord may immediately terminate this Lease by notice to Tenant and this Lease shall terminate on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under present of future laws), and upon such termination Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

        (b)   If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to reenter or to institute legal proceedings to that end.

        (c)   In case of any such termination, Tenant shall indemnify and hold Landlord harmless from all damages incurred by Landlord as a result thereof including without limitation all loss of rents and additional rent and any attorneys' fees, court costs, brokerage fees, and any costs and expenses incurred by Landlord in connection with putting the Premises in good order and for preparing the same for re-letting to another tenant. Any such damages shall be paid in monthly installments by Tenant on the first day of each month and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by similar proceedings. In no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. Landlord, upon termination or at any time thereafter, shall have the right, in lieu of collecting its actual damages payable in installments as above provided, to recover from Tenant liquidated damages, payable on demand, equal to the then present value (discounted at the current prime rate) of the excess of the Rent which would have been payable from the date of such demand to the end of the period which would otherwise have constituted the balance of the Term of this Lease, over the value of the fair market Rent for the Premises for the same period. For this purpose, in computing the amount of Rent, the amounts to be included for real estate taxes, operating expenses and other amounts required by this Lease to be paid by Tenant shall be deemed, for each month, to be equal to 1/12th of the amount of the item (in the aggregate) for the twelve (12) months preceding the date of demand.

        (d)   In case of any such termination, Landlord (i) may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and such re-letting or the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

        (e)   The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means or redress to which Landlord may at any time be entitled lawfully and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

        (f)    All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant upon demand.

        13.2    LANDLORD'S DEFAULT

        Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within forty-five (45) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

        14.1    EXTRA HAZARDOUS USE

        Tenant agrees that Tenant will not do or permit anything to be done in or upon the Premises, which shall increase the rate of insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder. Tenant shall occupy and use the Premises in accordance with applicable law, including without limitation environmental law, and hereby agrees to indemnify Landlord from any loss, cost, liability or expense resulting from the violation of this provision.

        14.2    WAIVER

        (a)   Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

        (b)   No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. No acceptance of any payment by Landlord from Tenant shall in any way constitute a waiver of any Default of Tenant then existing or which would exist with the proper giving of notice.

        14.3    LANDLORD'S LIABILITY

        (a)   The term "Landlord" as used in this Lease means the owner, or the mortgagee in possession, from time to time of the Premises, and in the event of any transfer of title to the Premises or the granting of ground lease, the said transferor or ground lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder. This Lease shall be deemed and construed as a covenant running with the Premises without further agreement between the parties or their successors in interest. Upon any such transfer of the Premises or the granting of a ground lease of the Premises the transferee or the ground lessee shall be deemed to have assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of the Landlord's assets other than Landlord's interest in the Premises and in the rents, issues and profits thereof and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this lease, it being specifically agreed that in no event shall Landlord (which term shall include, without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders, or other principals or representatives, disclosed or undisclosed thereof) ever be personally liable for any such liability.

        (b)   With respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control or for any cause due to any act or neglect of Tenant or Tenant's Representatives, co-tenants or condo unit owners and their respective representatives.

        (c)   In no event shall Landlord ever be liable to Tenant for any special, indirect or consequential damages suffered by Tenant from whatever cause.

        14.4    RULES AND REGULATIONS

        Tenant shall abide by rules and regulations from time to time established by Landlord for the safe and proper operation of the Premises, Building and the Property.

        14.5    ADDITIONAL CHARGES

        If Tenant shall fail to pay when due any charges due under this Lease, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

        14.6    INVALIDITY OF PARTICULAR PROVISIONS

        If any term or provision of this Lease, other than Tenant's obligation to pay Rent or other charges, or the application thereof to any person or circumstance shall be finally held invalid or unenforceable by the court of last resort having jurisdiction, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        14.7    EFFECT OF BINDING PROVISIONS

        Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment under Article VI hereof.

        14.8    RECORDING

        Tenant agrees not to record this Lease, but each party hereby agrees, on the request of the other, provided that this Lease is for a term for which provision is made in the applicable recording statute, to execute a so-called notice of lease in recordable form setting forth the Commencement Date and otherwise complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

        14.9    NOTICES

        Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered mail or certified mail, return receipt requested, postage prepaid, or by Federal Express or other similar overnight delivery service:

    If intended for Landlord, addressed to Landlord at Landlord's Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

    If intended for Tenant, addressed to Tenant at Tenant's Address (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice). All such notices shall be effective when so mailed.

        14.10    AMENDMENTS, ETC.

        This Lease expressly supersedes any proposals or other written documents relating hereto and may be modified or altered only by written agreement between Landlord and Tenant.

        14.11    PARAGRAPH HEADINGS

        The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

        14.12    RIGHTS OF MORTGAGEE

        This Lease shall be subordinate to any mortgage from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the Commencement Date, if the holder of such mortgage shall so elect, and Tenant agrees to attorn to any party who acquires title to the Premises pursuant to the rights granted pursuant to any such mortgage. The subordination of this Lease to any such Mortgage and Tenant's agreement to attorn to any such party shall be self operative and no further instrument of subordination or attornment shall be required. Tenant agrees to execute such instruments of subordination and/or attornment in confirmation of the provisions of this section as such holder may request, within fifteen (15) days after being notified of such request, and any default of Tenant in complying with such holder's request shall constitute a Default of Tenant hereunder. Upon entry and taking possession of the Premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord and, during the period of such possession, the duty to perform all Landlord's obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord. No Basic Rent, additional rent, or any other charge shall be paid more than ten (10) days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify this Lease so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid as against any mortgagee unless consented to in writing by Landlord's mortgagees of record, if any. No act or failure to act out on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of any or any portion of Tenant's obligations hereunder to any Basic Rent or additional rent, or which would permit Tenant to terminate this Lease, shall result in such a release or termination of such obligations or a termination of this Lease unless: (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and, (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises. If the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

        14.13    STATUS REPORT

        Tenant, on the request of Landlord made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgements that (or the extent to which) Tenant or Landlord, in compliance with its obligations under the terms of this Lease. If Landlord shall submit to Tenant a proposed status report, and if Tenant shall fail to respond, within thirty (30) days, to Landlord's request for such status report, such failure shall constitute a Default of Tenant hereunder.

        14.14    SECURITY DEPOSIT

        Tenant agrees that the security deposit specified in Section 1.1 hereof shall be paid as of the Commencement Date and Landlord shall hold the same throughout the term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from any Default of Tenant. Provided there then exists no default of Tenant, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 14.14, to Tenant within thirty (30) days of the expiration or earlier termination of the Term and surrender of possession of the Premises by Tenant. While Landlord holds such deposits, Landlord shall have no obligation to pay interest on the same and shall have the rights to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.14, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been paid to such holder. Tenant covenants that it will not assign or encumber the security deposit and that Landlord shall not be bound by any assignment or encumbrance thereof (other than an assignment in connection with an assignment of this Lease which has been approved by Landlord).

        14.15    REMEDYING DEFAULTS; INTEREST ON LATE PAYMENTS

        Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at the rate of 18% per annum (or such lesser rate as shall be the maximum rate not prohibited by law), as additional rent. Any payment of Basic Rent or other sums payable therewith not paid when due shall, at the option of Landlord, bear interest at the rate of 1 1/2% per month (or such lesser rate as shall be the maximum rate not prohibited by law) from the due date thereof, compounded monthly.

        14.16    HOLDING OVER

        Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Basic Rent plus additional Rent, Utility Costs, Taxes and all other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

        14.17    WAIVER OF SUBROGATION

        Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom provided that such extra premium is paid by the party benefitted by the waiver) Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them or which would have been covered if the insurance required hereunder had been carried, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

        14.18    SURRENDER OF PREMISES

        Upon the expiration or earlier termination of the Term, Tenant shall peaceably quit and surrender to Landlord the Premises in broom clean and neat condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term, except as provided in Section 5.2(b), above, and excepting only damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration and excepting ordinary wear and use. Tenant's obligations to observe or perform this covenant shall survive the expiration or other termination of the Term.

        14.19    BROKERAGE

        Tenant warrants and represents that Tenant has dealt with John Quirk, Jr. of Prudential having an address of 6 Chestnut Street, Duxbury, MA 02331 in the consummation of this Lease and that no conversations or prior negotiations were had with any other broker than John Quirk, Jr. concerning the leasing of the Premises. Tenant agrees to indemnify and hold Landlord harmless from and against any and all cost, expense (including attorneys' fees) or liability for commissions or other compensation and charges claimed by, or awarded to, any other broker or agent with whom Tenant has dealt with respect to his Lease and/or the Property. The provisions of this Section 14.19 shall survive the termination of this Lease or other termination of the Term.

        14.20    GOVERNING LAW

        This Lease shall be governed exclusively by the provisions hereof and by the laws of the State, as the same may from time to time exist.

        14.21    WHEN BINDING

        The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery of this Lease by Landlord and Tenant and concurrently therewith the payment by Tenant of the security deposit specified hereunder.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first above written.

LANDLORD:
70 HARBOUR POINTE PARK, LLC

By:	Anthony C. Simboli, Trustee 70 Harbour Pointe Park, LLC	WITNESS
TENANT:
D/B/A PASSPORT, A TASTE OF EUROPE
By:

, Owner/President

Its:
hereunto duly authorized	WITNESS

GUARANTEE

        FOR GOOD AND VALUABLE CONSIDERATION and as an inducement to 70 Harbour Pointe Park, LLC ("Landlord") as Landlord, to enter into and make that certain Lease dated as of even date herewith (said Lease as it may be amended from time to time is hereafter referred to as the "Lease") by and between Landlord and                         d/b/a Passport, A Taste of Europe ("Tenant"), concerning premises at 70 Everett Avenue, Chelsea, MA, the undersigned                        , having a mailing address at                         (hereinafter referred to as "Guarantor") hereby guarantees, without condition or limitation, to Landlord and Landlord's successors and/or assigns, the full payment, performance and observance of all of the payments, terms, covenants, conditions, provisions and agreements to be performed or observed by Tenant (including, without limitation, any assignee, successor or sublessee of the original Tenant named in the Lease) under the Lease, including any rules and/or regulations to be observed by Tenant, without requiring any notice of non-payment, non-performance or non-observance, dishonor, proof, demand or other notice as a pre-condition to Landlord's right to charge the undersigned therefor, all of which the undersigned hereby expressly waives. The undersigned further expressly waives all suretyship defenses generally, and also waives any defenses arising by reason of any disability or other defense of Tenant. The validity of this Guaranty and the obligations of the undersigned hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of Landlord's rights or remedies under the Lease. Landlord may grant extensions of time and other indulgences and may modify, amend or waive any of the terms, covenants or provisions of the Lease, and discharge or release any party or parties thereto, all without notice to the undersigned and without in any way impairing, releasing or affecting the liability of the undersigned. The undersigned agrees that Landlord may proceed directly against the undersigned without taking any action under the Lease and without exhausting Landlord's remedies against Tenant; and no discharge of Tenant in bankruptcy or in any other insolvency proceeding and no disaffirmance or abandonment by any trustee or receiver of Tenant, its successors or assigns, shall in any way or to any extent discharge or release the undersigned form any liability or obligation hereunder.

        As further consideration and as an inducement to Landlord to enter into and make the Lease, the undersigned agrees that in any action or proceeding brought by Landlord against the undersigned on any matter arising out of any of the terms or provisions of the Lease or of this Guaranty: (1) Landlord shall be entitled to recover from the undersigned, in addition to any damages awarded, reasonable attorneys' fees and costs incurred therein; and (2) the undersigned does hereby waive trial by jury.

        This Guaranty may not be modified except by written instrument signed by Landlord and the undersigned and it is agreed that time is made of the essence in the performance of the undersigned's obligations hereunder. If any term or provision hereof is determined by any court to be invalid or unenforceable, every other term hereof shall nevertheless be valid, binding and enforceable upon the parties according to it terms. This Guaranty shall be governed by and construed according to Massachusetts law. Guarantor hereby consents to being subject to the jurisdiction of all State and Federal courts sitting in the Commonwealth of Massachusetts. All rights under this Guaranty shall inure to the benefit of any successors or assigns of Landlord.

        The obligations of the Guarantor include the payment of the Landlord of any monies payable by Tenant under any provisions of the Lease, at law, or in equity including, without limitation, any monies payable by virtue of the breach of any warranty, the grant of any indemnity or by virtue of any other covenant of Tenant under the Lease.

        The Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any assignment, renewal, modification or extension of the Lease, whether or not the Guarantor shall have received any notice of or consented to such renewal, modification or extension. The Guarantor further agrees that the liability of the Guarantor under this Guaranty shall be primary (and that the heading of this instrument and the use of the word "guarantee(s)" shall not be interpreted to limit the aforesaid primary obligations of the Guarantor), and that in any right of action which shall accrue to the Landlord under the Lease, the Landlord may, at the Landlord's option, proceed against the Guarantor, any other guarantor, and Tenant, jointly or severally, and may proceed against the Guarantor without having commenced any action against or having obtained any judgment against Tenant or any other guarantor. The Guarantor hereby waives any and all rights such Guarantor may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against Tenant on account of payments made under this Guaranty including, without limitation, any and all rights of or claims for subrogation, contribution, reimbursement, exoneration and indemnity, which waiver shall remain in effect until such time as Landlord shall have been paid in full all obligations due and owing to Landlord under the Lease and under this Guaranty. The Guarantor hereby waives any benefit of and any right to participate in any security deposit or other collateral which may be held by Landlord; and the Guarantor agrees to not claim any set-off or counterclaim nor commence any action against Tenant in respect of any liability it may have against Tenant until such time as Landlord shall have been paid in full all obligations due and owing to Landlord under the Lease. The provisions of this Guaranty and the obligations of the Guarantor hereunder shall survive any expiration or earlier termination of the Lease, and shall not be affected by the release of any other guarantor.

        IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the            day of                        2002.

        Michael Gavriel Lease

Witness	By:

QuickLinks

  EXHIBIT 10.5
ARTICLE I BASIC LEASE PROVISIONS
ARTICLE II PREMISES AND APPURTENANT RIGHTS
ARTICLE III BASIC RENT
ARTICLE IV COMMENCEMENT DATE, OPTION TO EXTEND TERM AND & CONDITION OF PREMISES
ARTICLE V USES OF PREMISES
ARTICLE VI ASSIGNMENT AND SUBLETTING
ARTICLE VII RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES, TENANT'S AGREEMENT & UTILITIES AND UTILITY COSTS
ARTICLE VIII OPERATING EXPENSES
ARTICLE IX INDEMNITY AND PUBLIC LIABILITY INSURANCE
ARTICLE X QUIET ENJOYMENT
ARTICLE XI LANDLORD'S ACCESS TO PREMISES
ARTICLE XII DAMAGE BY FIRE, CASUALTY OR EMINENT DOMAIN
ARTICLE XIII DEFAULT
ARTICLE XIV MISCELLANEOUS PROVISIONS
GUARANTEE